CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A of Keeley Funds, Inc. as filed with the Securities and Exchange Commission on or about January 25, 2018.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
January 25, 2018